UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 18, 2004

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Park Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)  On November 18, 2004, the Board of Directors and shareholders of Financial Security Assurance Holdings Ltd. (the “Company”) approved the 2004 Equity Participation Plan (the “Plan”) of the Company.  A copy of the Plan is furnished herewith as Exhibit 10.1.

Every award issued pursuant to the Plan shall be evidenced by a written agreement setting forth the terms and conditions applicable to such award.  The forms of such written agreements, the Agreement Evidencing an Award of Dexia Restricted Stock and the Agreement Evidencing an Award of Performance Shares, are furnished herewith as Exhibit 10.2 and Exhibit 10.3.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Financial Security Assurance Holdings Ltd. 2004 Equity Participation Plan.

10.2	Form of Financial Security Assurance Holdings Ltd. Agreement Evidencing an Award of Dexia Restricted Stock.

10.3	Form of Financial Security Assurance Holdings Ltd. Agreement Evidencing an Award of Performance Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Date: November 23, 2004	By:	/s/Bruce E. Stern
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Financial Security Assurance Holdings Ltd. 2004 Equity Participation Plan.

10.2	Form of Financial Security Assurance Holdings Ltd. Agreement Evidencing an Award of Dexia Restricted Stock.

10.3	Form of Financial Security Assurance Holdings Ltd. Agreement Evidencing an Award of Performance Shares.